Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 S. Flower Street 2nd Floor Los Angeles, California (Address of principal executive offices)	90017-4104 (Zip code)

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, GA 30338
Attn: Stefan Victory
(770) 698-5184
(Name, address, and telephone number of agent for service)

The Home Depot, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3261426 (I.R.S. employer identification no.)
2455 Paces Ferry Road, N.W. Atlanta, Georgia (Address of principal executive offices)	30339 (Zip code)

3.75% Senior Notes due September 15, 2009
(Title of the indenture securities)

1.
General information. Furnish the following information as to the trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	Atlanta, Georgia 30309
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

2.
Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Trust Company of Florida, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-100717).

  2.
  A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717).

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717).

  4.
  A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717).

  6.
  The consent of the trustee required by Section 321(b) of the Act.

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 9th day of November, 2004.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ STEFAN VICTORY
Name: Stefan Victory Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, The Bank of New York Trust Company, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ STEFAN VICTORY
Name: Stefan Victory Title: Vice President

Atlanta, Georgia
November 17, 2004

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 800 Brickell Avenue, Suite 300, Miami, FL 33131

        At the close of business June 30, 2004, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$6,838
Interest-bearing balances	2,303
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,727
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance and reserve	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	1,469
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers' liability to this bank on acceptances outstanding	0
Intangible assets
Goodwill	60,292
Other Intangible Assets	18,430
Other assets	8,158

Total assets	$106,217

LIABILITIES
Deposits:
In domestic offices	$767
Noninterest-bearing	767
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchased:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	6,000
Bank's liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	5,233

Total liabilities	12,000

Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Common stock	750
Surplus	69,299
Retained earnings	24,166
Accumulated other comprehensive income	2
Other equity capital components	0

Total equity capital	94,217

Total liabilities and equity capital	$106,217

        I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro	)	Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Richard G. Jackson	)
Nicholas C. English	)	Directors
Karen B. Shupenko	)